FOR IMMEDIATE RELEASE

LiveWire Group, Inc. Reports 2024 Third Quarter Financial Results

MILWAUKEE, WI (October 24, 2024) – LiveWire Group, Inc. (“LiveWire” or the “Company”) (NYSE: LVWR) today reported third quarter 2024 results.

“While the two-wheel industry has been challenging in 2024, especially for EV products in the U.S., the Company had reasons to celebrate in Q3, including being awarded best 2024 electric bike by Motor Cycle News and enjoying a global moment for S2 Del Mar® in August in Paris. In Q3, the Company continued to retail more on-road electric motorcycles in the U.S. than any other brand in the market and plans to announce a new product segment at EICMA in November, that we believe will meaningfully expand our current addressable market,” said Karim Donnez, CEO, LiveWire.

Third Quarter 2024 Summary of Results

•Unit sales of 99 electric motorcycles, a double digit increase over third quarter 2023, which contributed to a triple digit increase in year-to-date unit sales over same period 2023
•Consolidated selling, administrative and engineering expenses decreased by $1.4 million compared to the third quarter 2023, while consolidated operating loss increased by $1.2 million driven by a decrease in revenue from electric balance bikes
•Completed streamlining of headcount and relocation of LiveWire Labs to Milwaukee, Wisconsin

LiveWire Group, Inc. – Consolidated Results

$ in millions*	3rd quarter
	2024	2023	Change
Motorcycle Units	99	50	98%
Electric Balance Bike Units	3,442	7,231	(52%)

Consolidated Revenue	$4.4	$8.1	(45%)
Electric Motorcycles	$1.2	$1.3	(10%)
STACYC	$3.2	$6.8	(52%)

Consolidated Operating Income (Loss)	($26.5)	($25.3)	(5%)
Electric Motorcycles	($25.0)	($25.7)	3%
STACYC	($1.5)	$0.4	(479%)

Net Loss	($22.7)	($14.6)	(56%)
*Amounts may not add or recalculate due to rounding.

The Company’s consolidated net loss was $22.7 million for the third quarter of 2024 compared to $14.6 million in the same period of the prior year driven by the segment results noted below, a decrease of $1.5 million in interest income and a decrease of $5.5 million in non-operating income related to the decrease in fair value of the outstanding warrants as of September 30, 2024 as compared to prior year.

LiveWire Group, Inc. is comprised of two business segments:

•Electric Motorcycles – focused on the sale of electric motorcycles and related products
•STACYC – focused on the sale of electric balance bikes for kids and related products

Electric Motorcycles

Electric Motorcycles revenue decreased $129 thousand in the third quarter of 2024 despite higher unit sales in the quarter compared to the prior year period. The lower revenue was primarily due to product mix compared to the prior year period and a reserve for estimated future returns. Selling, administrative and engineering expenses, including costs related to streamlining of headcount and the relocation of LiveWire Labs, decreased $1.6 million compared to the prior year largely as a result of overall further cost reduction initiatives taken during the year. In line with our expectations, operating loss decreased by $726 thousand compared to the third quarter of 2023 driven by decreases in selling, administrative and engineering expenses.

STACYC

In line with our expectations, STACYC’s operating income was down compared to same quarter in 2023 primarily due to a reduction in third party branded distributor volumes. Selling, administrative and engineering expenses increased by $209 thousand primarily driven by planned product development costs relating to increased spend for new models.

2024 Financial Outlook

For the full year 2024, the Company is revising its unit sales guidance and now expects:

•Electric Motorcycle sales of 600 to 1,000 revenue units

For the full year 2024, the Company reaffirms its previous revised guidance and continues to expect:

•LiveWire Group operating loss of $105 to $115 million

Webcast
The public is invited to attend an audio webcast from 8-9 a.m. CT. LiveWire leadership will be joining the Harley-Davidson, Inc. audio webcast to discuss our results, developments in the business, and updates to the Company’s outlook. The webcast login can be accessed at https://investor.livewire.com/news-events-1/events/default.aspx. The audio replay will be available by approximately 10:00 a.m. CT.

About LiveWire
LiveWire has a dedicated focus on the electric motorcycle sector. LiveWire’s majority shareholder is Harley-Davidson, Inc. LiveWire comes from the lineage of Harley-Davidson and is capitalizing on a decade of its learnings in the EV sector. With a dedicated focus on EV, LiveWire plans to develop the technology of the future and to invest in the capabilities needed to lead the transformation of motorcycling. www.livewire.com

Cautionary Note Regarding Forward-Looking Statements
The Company intends that certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “is on track,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “remain committed,” “should,” “target,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties and assumptions described in prior public filings titled “Risk Factors.” These forward-looking statements are subject to numerous risks, including, without limitation, the following: our history of losses and expectation to incur significant expenses and continuing losses for the foreseeable future; our limited operating history, the rollout of our business and the timing of expected business milestones, including our ability to develop and manufacture electric vehicles of sufficient quality and appeal to customers on schedule and on a large scale; our financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder; our ability to obtain funding for our operations and manage costs; our future capital requirements and sources and uses of cash; changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans, including our ability to effectively execute the Company’s relocation and streamlined headcount plan within expected costs and time and our ability to realize the expected savings in 2024 and on an ongoing annual basis; retail partners being unwilling to participate in our go-to-market business model or their inability to establish or maintain relationships with customers for our electric vehicles; our ability to attract and retain a large number of customers; challenges we face as a pioneer into the highly-competitive and rapidly evolving electric vehicle industry; our operational and financial risks if we fail to effectively and appropriately separate the LiveWire business from the H-D business; H-D making decisions for its overall benefit that could negatively impact our overall business; our relationship with H-D and its impact on our other business relationships; our ability to leverage contract manufacturers, including H-D and Kwang Yang Motor Co., Ltd., a Taiwanese company (“KYMCO”), to contract manufacture our electric vehicles; potential delays in the design, manufacture, financing, regulatory approval, launch and delivery of our electric vehicles; building out our supply chain, including our dependency on our existing suppliers and our ability to source suppliers, in each case many of which are single-sourced or limited-source suppliers, for our critical components such as batteries and semiconductor chips; our ability to rely on third-party and public charging networks; our ability to attract and retain key personnel; our business, expansion plans and opportunities, including our ability to scale our operations and manage our future growth effectively; the effects on our future business of competition, the pace and depth of electric vehicle adoption generally and our ability to achieve planned competitive advantages with respect to our electric vehicles and products, including with respect to reliability, safety and efficiency; our business and H-D’s business overlapping and being perceived as competitors; our inability to maintain a strong relationship with H-D or to resolve favorably any disputes that may arise between us and H-D; our dependency on H-D for a number of services, including services relating to quality and safety testing. If those service arrangements terminate, it may require significant investment for us to build our own safety and testing facilities, or we may be required to obtain such services from another third-party at increased costs; any decision by us to electrify H-D products, or the products of any other company; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; potential harm caused by misappropriation of our data and compromises in cybersecurity; changes in laws, regulatory requirements, governmental incentives and fuel and energy prices; the impact of health epidemics, including the COVID-19 pandemic, on our business, the other risks we face and the actions we may take in response thereto; litigation, regulatory proceedings, complaints, product liability claims and/or adverse publicity; and the possibility that we may be adversely affected by other economic, business and/or competitive factors. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. Some of these risks and uncertainties may in the future be amplified by new risk factors and uncertainties that may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this earnings release completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Media Contact: Jenni Coats (414) 343-7902
Financial Contact: Shawn Collins (414) 343-8002

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LiveWire Group, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenue, net	$4,445	$8,144	$15,872	$22,932
Costs and expenses:
Cost of goods sold	5,965	7,052	23,301	23,516
Selling, administrative and engineering expense	25,005	26,435	77,683	81,650
Total operating costs and expenses	30,970	33,487	100,984	105,166
Operating loss	(26,525)	(25,343)	(85,112)	(82,234)
Interest income	1,252	2,726	4,864	8,172
Change in fair value of warrant liabilities	2,581	8,038	9,131	(2,332)
Loss before income taxes	(22,692)	(14,579)	(71,117)	(76,394)
Income tax (benefit) provision	2	(1)	26	63
Net loss	$(22,694)	$(14,578)	$(71,143)	$(76,457)

Net loss per share, basic and diluted	$(0.11)	$(0.07)	$(0.35)	$(0.38)

Weighted-average shares, basic and diluted	203,250	202,529	203,174	202,448

LiveWire Group, Inc.
Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$88,442	$167,904
Accounts receivable, net	1,670	4,295
Accounts receivable from related party	541	3,402
Inventories, net	33,358	32,122
Other current assets	3,363	3,004
Total current assets	127,374	210,727
Property, plant and equipment, net	34,863	37,682
Goodwill	8,327	8,327
Deferred tax assets	6	4
Lease assets	965	1,868
Intangible assets, net	1,122	1,347
Other long-term assets	5,641	6,192
Total assets	$178,298	$266,147
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,865	$3,554
Accounts payable to related party	14,501	20,371
Accrued liabilities	19,064	21,189
Current portion of lease liabilities	512	1,152
Total current liabilities	35,942	46,266
Long-term portion of lease liabilities	491	792
Deferred tax liabilities	112	93
Warrant liabilities	3,188	12,319
Other long-term liabilities	908	814
Total liabilities	40,641	60,284
Shareholders' equity:
Preferred Stock	—	—
Common Stock	20	20
Treasury Stock	(2,896)	(1,969)
Additional paid-in-capital	343,666	339,783
Accumulated deficit	(203,131)	(131,988)
Accumulated other comprehensive (loss) income	(2)	17
Total shareholders' equity	137,657	205,863
Total liabilities and shareholders' equity	$178,298	$266,147

LiveWire Group, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine months ended
	September 30, 2024	September 30, 2023
Cash flows from operating activities:
Net loss	$(71,143)	$(76,457)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	7,737	2,814
Change in fair value of warrant liabilities	(9,131)	2,332
Stock compensation expense	3,883	6,566
Provision for doubtful accounts	25	45
Deferred income taxes	17	63
Inventory write-down	4,294	1,664
Cloud computing arrangements development costs	—	(470)
Other, net	(477)	(677)
Changes in current assets and liabilities:
Accounts receivable, net	2,600	(2,313)
Accounts receivable from related party	2,861	(128)
Inventories	(5,530)	(5,238)
Other current assets	(113)	2,679
Accounts payable and accrued liabilities	(1,143)	(2,149)
Accounts payable to related party	(5,870)	15,393
Net cash used by operating activities	(71,990)	(55,876)
Cash flows from investing activities:
Capital expenditures	(6,661)	(10,970)
Net cash used by investing activities	(6,661)	(10,970)
Cash flows from financing activities:
Repurchase of common stock	(927)	—
Proceeds received from exercise of warrants (Note 7)	—	1,554
Net cash provided (used) by financing activities	(927)	1,554
Effect of exchange rate changes on cash and cash equivalents	116	—
Net decrease in cash and cash equivalents	$(79,462)	$(65,292)
Cash and cash equivalents:
Cash and cash equivalents—beginning of period	$167,904	$265,240
Net decrease in cash and cash equivalents	(79,462)	(65,292)
Cash and cash equivalents—end of period	$88,442	$199,948